Exhibit 99.3

BLUERIDGE SOLUTIONS, LC dba eDONOR
BALANCE SHEETS
March 31, 2008 and 2007

ASSETS

	March 31,	December 31,
	2008	2007
Current Assets	(Unaudited)
Cash and cash equivalents	$720	$2,300
Accounts receivable	449,405	831,451
Employee advances	-	30,000
Prepaid expenses and other assets	17,823	6,695

Total Current Assets	467,948	870,446

Property and Equipment, net	29,773	45,916

Total Assets	497,721	916,362

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	68,389	18,840
Accrued liabilities	5,014	-
Defined benefit contribution payable	313,530	313,530

Total Liabilities	386,933	332,370

Members' Equity	110,788	583,992

Total Liabilities and Members' Equity	$497,721	$916,362

The Accompanying Notes are an Integral Part of the Financial Statements

BLUERIDGE SOLUTIONS, LC dba eDONOR
STATEMENTS OF OPERATIONS
For the Three Month Periods Ended
March 31, 2008 and 2007
(Unaudited)

	2008	2007

Revenues:
Consulting	$222,180	$194,782
Fulfillment	160,004	207,544
Subscriptions	507,596	418,251
Total Revenue	889,780	820,577
Cost of Revenues:
Consulting	63,331	72,275
Fulfillment	106,883	139,603
Subscriptions	207,627	155,269
Total Cost of Revenues	377,841	367,147

GrossProfit	511,939	453,430

OperatingExpenses:
Administration	166,364	115,810
Marketingandsales	29,648	38,437
Management	42,920	71,767
Product development	8,259	14,345
Total OperatingExpenses	247,191	240,359

Other Income(Expenses):
Interest income	3,031	1,321
Other income(expenses)	(2,983)	7,502

Total Other Income(Expenses)	48	8,823

Net Income	$264,796	$221,894

The Accompanying Notes are an Integral Part of the Financial Statements

BLUERIDGE SOLUTIONS, LC dba eDONOR
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
For the Three Month Periods Ended March 31, 2008 and 2007
(Unaudited)

	2008	2007
Members' equity at beginning of period	$583,992	$477,043
Distributions to members	(738,000)	-
Net income	264,796	221,894
Members' equity at end of period	$110,788	$698,937

The Accompanying Notes are an Integral Part of the Financial Statements

BLUERIDGE SOLUTIONS, LC dba eDONOR
STATEMENTS OF CASH FLOWS
For the Three Month Periods Ended March 31, 2008 and 2007
(Unaudited)

	2008	2007

Increase (Decrease) in Cash and Cash Equivalents:

Cash flows from operating activities:
Cash received from customers	$1,288,753	$1,264,228
Cash paid to suppliers and employees	(555,132)	(728,021)
Interest paid	(232)	-
Interest received	3,031	1,321

Net cash provided by operating activities	736,420	537,528

Cash flows from investing activities:
Payments for purchases of fixed assets	-	(1,149)
Disbursements for employee advances	-	(30,000)

Net cash used by investing activities	-	(31,149)

Cash flows from financing activities:
Distributions to members	(738,000)	-

Net cash used by financing activities	(738,000)	-

Net decrease in cash and cash equivalents	(1,580)	506,379

Cash and cash equivalents at beginning of period	2,300	37,110

Cash and cash equivalents at end of period	$720	$543,489

The Accompanying Notes are an Integral Part of the Financial Statements

BLUERIDGE SOLUTIONS, LC dba eDONOR
STATEMENTS OF CASH FLOWS (Continued)
For the Three Month Periods Ended March 31, 2008 and 2007
(Unaudited)

	2008	2007

Reconciliation of Net Income to Net Cash Provided
by Operating Activities:

Net Income	$264,796	$221,894

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	16,144	21,752
Employee advanced bonused	30,000	-
(Gain) loss on sale of fixed assets	-	1,991

Changes in Assets and Liabilities:
Accounts receivable	382,045	436,149
Prepaid expenses and other assets	(11,128)	(49,234)
Accounts payable	49,549	(95,024)
Accrued liabilities	5,014	-

	471,624	315,634

Net cash provided by operating activities	$736,420	$537,528

The Accompanying Notes are an Integral Part of the Financial Statements

BLUE RIDGE SOLUTIONS, LC dba eDONOR
NOTES TO FINANCIAL STATEMENTS

Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates

Operations

Blue Ridge Solutions, LC dba eDonor is a Limited Liability Company duly organized and operating under the laws of the State of Virginia. The principal business purpose of the Company is to provide comprehensive donor management platforms that can be customized to address specific recruitment and retention needs. The Company provides its services to blood banks throughout the United States. The latest date of dissolution of the limited liability entity is March 31, 2019.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

Accounts Receivable

Accounts receivable represent amounts earned but not collected in connection with the Company's sales and services. Trade receivables are carried at their estimated collectible amounts.

The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense as a percentage of accounts receivable based on a review of individual accounts outstanding, and prior history of uncollected accounts receivable. At March 31, 2008 and 2007, the allowance for potentially uncollectible accounts receivable was $0. Bad debt expense for the three month periods ended March 31, 2008 and 2007 was $0.

Guaranteed Payments to Partners

Guaranteed payments to partners that are designed to represent reasonable compensation for services rendered are accounted for as partnership expenses rather than as an allocation of partnership net income. Guaranteed payments that are designed to reflect payment of interest on capital accounts are not accounted for as expenses of the partnership. Such payments are considered as part of the allocation of net income.

Research and Development

Research and development costs have been expensed as incurred and consist of employee salaries for product development, as well as some contracted development costs.

BLUERIDGE SOLUTIONS, LC dba eDONOR
NOTES TO FINANCIAL STATEMENTS

Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates (Continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for on the straight-line method over the following estimated useful lives:

Leasehold improvements	1-3 years
Computer software and office equipment	2-5 years

At March 31, 2008 and 2007 property and equipment consist of the following:
	2008	2007
Leasehold improvements	$8,658	$8,658
Computer software and office equipment	265,104	265,104
	273,762	273,762
Less: accumulated depreciation	(243,989)	(169,635)
	$29,773	$104,127

Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. For the three month periods ended March 31, 2008 and 2007, depreciation expense was $16,144 and $21,752, respectively.

Software Development Costs

The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.” Capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors including, but not limited to, anticipated future gross product revenue, estimated economic life, and changes in software and hardware technology. Amortization of capitalized software development costs begins when the products are available for general release to customers and is computed on a product-by-product basis using straight-line amortization with useful lives of five years or, if less, the remaining estimated economic life of the product. Amounts related to software development costs during the current year were expensed as the time between when technological feasibility and product marketability were indeterminate and therefore no costs were capitalized.

BLUERIDGE SOLUTIONS, LC dba eDONOR
NOTES TO FINANCIAL STATEMENTS

Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates (Continued)

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition.”

The Company’s standard software lease agreement for the Company’s products provides for monthly fees to use the product for the period of the contract, usually 36 months. Fees from software leasing are recognized as revenue monthly.

The Company provides consulting services that include implementation, training and the performance of other services to its customers. Revenue from such services is generally recognized ratably over the period during which the applicable service is to be performed. In addition, the Company may recognize certain implementation revenues based on the hourly rates in effect on the contract multiplied by the number of hours completed.

For arrangements with multiple elements, the Company allocates revenue to each element of a transaction based upon its fair value as determined by “vendor specific objective evidence.” Vendor specific objective evidence of fair value for all elements of an arrangement is based upon the normal pricing and discounting practices for those products and services when sold separately. Pricing practices may be modified in the future, which could result in changes in our vendor specific objective evidence of fair value for these undelivered elements. As a result, future revenue recognition for multi-element arrangements could differ significantly from historical results.

In those instances in which vendor specific objective evidence exists for the undelivered elements but does not exist for the delivered elements, the Company uses the residual method. The amount of revenue allocated to undelivered elements is based on the vendor-specific objective evidence of fair value for those elements using the residual method. Under the residual method, the total fair value of the undelivered elements, as indicated by vendor-specific objective evidence, is recorded as unearned, and the difference between the total arrangement fee and the amount recorded as unearned for the undelivered elements is recognized as revenue related to the delivered elements.

If an arrangement does not qualify for separate accounting of the software license and consulting transactions, then new software license revenue is generally recognized together with the consulting services based on contract accounting using the percentage-of-completion method. Contract accounting is generally applied to arrangements when services include significant modification or customization of the software. Progress towards completion is generally measured based on hours incurred versus projected total hours. The projected costs associated with contract accounting are accrued at rates consistent with the revenue recognized under the percentage of completion method

Income Taxes

For federal and state income tax purposes, the Company operates as a limited liability company. As such, all taxable income and available tax credits are passed from the Company to the individual members. It is the responsibility of the individual members to report the taxable income and tax credits, and to pay any resulting income taxes. Therefore, for the three month periods ended March 31, 2008 and 2007, there is no provision made for federal and state income taxes.

BLUERIDGE SOLUTIONS, LC dba eDONOR
NOTES TO FINANCIAL STATEMENTS

Note 2
Concentration of Credit Risk

Cash and cash equivalents

The Company maintains cash accounts at a financial institution. Deposits not to exceed $100,000 are insured by the Federal Deposit Insurance Corporation. At March 31, 2008 and 2007, the Company had uninsured cash and cash equivalents of $0 and $343,489, respectively.

Accounts receivable

Accounts receivable at March 31, 2008 and 2007 are derived primarily from sales and related services to blood centers and blood center service providers located in the United States. Historically, the Company has not required collateral or other security to support customer receivables. In order to reduce credit risk, the Company typically requires substantial down payments and progress payments during the course of an installation of its software products. The Company establishes allowances for doubtful accounts based upon factors surrounding the credit risk or other circumstances specific to customers which may include the right of offset against amounts payable to the customer.

Note 3
Line of Credit

The Company has available a line of credit with a financial institution. The total credit line is $50,000. The interest rate is 7.85% as of March 31, 2008. At March 31, 2008 and 2007 the balance due on the line of credit was $0.

Note 4
Commitments

Operating Lease

Effective November 1, 2006 the Company began leasing office space in Phoenix, Arizona under a non-cancelable operating lease agreement expiring on October 31, 2009. The lease provides for base rental payments of $8,370 for twelve months, $8,585 per month for months thirteen through twenty-four and monthly rental payments of $8,800 for months twenty-five through thirty-six. For the three month periods ended March 31, 2008 and 2007, rental expense was $26,733 and $27,681, respectively.

     As of March 31, 2008, future minimum lease payments due under the operating lease agreement are as follows:

BLUERIDGE SOLUTIONS, LC dba eDONOR
NOTES TO FINANCIAL STATEMENTS

Note 4
Commitments (Continued)

Year Ending
March 31,	Amount

2009	$104,093
2010	61,597

$165,690

Consulting

The Company entered into a two year an agreement for Web Application Services and Hosting effective April 30, 2006. The contract automatically renews for two (2) successive one (1) year terms unless the Company provides a 30 day notice of termination. The monthly fees are dependent on the number of users and additional option services. For the three month periods ended March 31, 2008 and 2007 fees incurred in relation to this agreement were approximately $3,100 and $3,500, respectively.

The Company is a party to a thirty-six (36) month Colocation Hosting Services Agreement for which services commenced January, 2007. For the three month periods ended March 31, 2008 and 2007, the Company incurred collocation hosting fees in relation to this agreement in the approximate amount of $16,500 and $18,000, respectively.

Note 5
Significant Customers and Vendors

For the three month periods ended March 31, 2008 and 2007, the Company had four (4) customers and three (3) customers, respectively, who accounted for approximately 64% and 50%, respectively, of total sales revenue.

For the three month periods ended March 31, 2008 and 2007, the Company had one vendor that represented approximately 28% of cost of revenues for both periods.

Note 6
Pension Costs

The Company sponsors a Defined Benefit Pension Plan (“Plan”) that covers substantially all full-time employees of the Company who have two (2) years of service, and have attained the age of twenty-one (21). The Plan calls for benefits to be paid to eligible employees at retirement, based primarily upon years of service with the Company and compensation rates prior to retirement. Contributions to the Plan reflect benefits attributed to employees' services to date, as well as services expected to be earned in the future. The Company's current policy is to contribute the minimum funding amount under section 412 of the Internal Revenue Code.

The Company’s overall strategy is to invest in high-grade securities and other assets with a minimum risk of market value fluctuation. Actuarial valuations of the Plan are made yearly.

The Company expects to contribute $313,530 to the Plan in the fiscal year 2008. Effective December 31, 2007, the Plan was terminated.